UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2010
DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12935	20-0467835

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive, Plano, Texas	75024

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 673-2000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
As previously disclosed in Denbury Resources Inc’s (“Denbury”) Current Report on Form 8-K filed on March 12, 2010, as amended on May 20, 2010, Denbury consummated a merger with Encore Acquisition Company (“Encore”), with Denbury surviving the merger. In addition, as previously disclosed in Denbury’s Current Report on Form 8-K filed on January 6, 2010, Denbury completed the sale of its Barnett Shale natural gas assets. In addition, as previously disclosed in Denbury’s Current Report on Form 8-K filed on May 20, 2010, Denbury closed its previously announced sale of certain oil and natural gas properties and related assets, primarily located in the Permian Basin in West Texas and southeastern New Mexico; the Mid-continent area, which includes the Anadarko Basin in Oklahoma, Texas, and Kansas; and the East Texas Basin (the “Southern Assets”) to Quantum Resources Management, LLC .
Exhibit 99.1 of this Current Report on Form 8-K provides unaudited pro forma financial information of Denbury for the most recent interim period including a pro forma statement of operations for the nine months ended September 30, 2010 and for the year ended December 31, 2009 to reflect the above transactions.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

99.1	Unaudited Pro Forma Financial Information of Denbury for the nine months ended September 30, 2010 and for the year ended December 31, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENBURY RESOURCES INC.
Date: February 3, 2011	By:	/s/ Alan Rhoades
Alan Rhoades
Vice President — Accounting (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited Pro Forma Financial Information of Denbury for the nine months ended September 30, 2010 and for the year ended December 31, 2009.